UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 28, 2006 (July 28, 2006)


                      Revlon Consumer Products Corporation
                      ------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


            Delaware                     33-59650               13-3662953
--------------------------------------------------------------------------------
(State or Other Jurisdiction           (Commission           (I.R.S. Employer
      of Incorporation)                File Number)         Identification No.)

            237 Park Avenue
           New York, New York                                10017
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                   (Zip Code)

                                 (212) 527-4000
              (Registrant's telephone number, including area code)

                                      None
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 28, 2006, Revlon Consumer Products Corporation ("RCPC") entered into a second amendment (the "Credit Agreement Amendment") to its Credit Agreement, dated as of July 9, 2004, among RCPC, certain of its subsidiaries as local borrowing subsidiaries, a syndicate of lenders, and Citicorp USA, Inc., as multi-currency administrative agent, term loan administrative agent and collateral agent, filed as Exhibit 4.34 to the Current Report on Form 8-K of RCPC filed with the Securities and Exchange Commission (the "SEC") on July 13, 2004 (as amended by Amendment No. 1, dated as of February 15, 2006, filed as
Exhibit 10.2 to the Current Report on Form 8-K of RCPC filed with the SEC on February 17, 2006, the "2004 Credit Agreement").

Among other things, the Credit Agreement Amendment increased the existing $700 million term loan facility under the 2004 Credit Agreement by $100 million and amended the senior secured leverage ratio covenant.

A copy of the Credit Agreement Amendment is attached hereto as Exhibit 4.1, and its terms are incorporated by reference herein.

For the convenience of investors, the following is a description of the 2004 Credit Agreement, after giving effect to the Credit Agreement Amendment (as amended, the "Amended Credit Agreement"). Investors should refer to the 2004 Credit Agreement, including all amendments thereto. Unless otherwise indicated, capitalized terms have the meanings given to them in the Amended Credit Agreement.

The Amended Credit Agreement provides up to $960 million and consists of an $800.0 million term loan facility (the "Term Loan Facility") and a $160.0 million asset-based multi-currency revolving credit facility (the "Multi-Currency Facility" and, together with the Term Loan Facility, the "2004 Credit Facilities"). Availability under the Multi-Currency Facility varies based upon a borrowing base that is determined by the value of eligible accounts receivable, eligible inventory and eligible real property and equipment in the U.S. and the U.K. from time to time. RCPC may request the Multi-Currency Facility to be increased from time to time in an aggregate principal amount not to exceed $50.0 million, subject to certain exceptions and subject to the agreement of the lenders. The Multi-Currency Facility is available to: (i) RCPC in revolving credit loans denominated in U.S. dollars; (ii) RCPC in swing line loans denominated in U.S. dollars up to $25 million; (iii) RCPC in standby and commercial letters of credit denominated in U.S. dollars and other currencies up to $50 million; and (iv) RCPC and certain of its international subsidiaries designated from time to time in revolving credit loans and bankers' acceptances denominated in U.S. dollars and other currencies, in each case subject to borrowing base availability. If the value of the eligible assets is not sufficient to support the $160 million borrowing base under the Multi-Currency Facility, RCPC will not have full access to the Multi-Currency Facility. RCPC's ability to make borrowings under the Multi-Currency Facility is also conditioned upon the satisfaction of certain conditions precedent and RCPC's compliance with other covenants in the Amended Credit Agreement, including a fixed charge coverage ratio that applies when the excess borrowing base (representing the difference between (1) the borrowing base under the Multi-Currency Facility and
(2) the amounts outstanding under the Multi-Currency Facility) is less than $30.0 million.

The Multi-Currency Facility will terminate on July 9, 2009, and the loans under the Term Loan Facility will mature on July 9, 2010; provided that the Amended Credit Agreement will terminate on October 30, 2007 if RCPC's 8 5/8% Senior Subordinated Notes due 2008 (the "8 5/8% Senior Subordinated Notes") are not redeemed, repurchased, defeased or repaid on or before such date such that not more than $25.0 million in aggregate principal amount of the 8 5/8% Senior Subordinated Notes remains outstanding.

Borrowings under the Multi-Currency Facility (other than loans in foreign currencies) bear interest at a rate equal to, at RCPC's option, either (A) the Alternate Base Rate plus 1.50%; or (B) the Eurodollar Rate plus 2.50%. Loans in foreign currencies bear interest in certain limited circumstances, or if mutually acceptable to RCPC and the relevant foreign lenders, at the Local Rate, and otherwise at the Eurocurrency Rate, in each case plus 2.50%. The loans under the Term Loan Facility bear interest at a rate equal to, at RCPC's option, either (A) the Alternate Base Rate plus 5.00%; or (B) the Eurodollar Rate plus 6.00%. RCPC pays to those lenders under the Multi-Currency Facility a commitment fee of 0.50% of the average daily unused portion of the Multi-Currency Facility, which fee is payable quarterly in arrears. Under the Multi-Currency Facility, RCPC pays: (i) to foreign lenders a fronting fee of 0.25% per annum on the aggregate principal amount of specified Local Loans (which fee is retained by foreign lenders out of the portion of the Applicable Margin payable to such foreign lender); (ii) to foreign lenders an administrative fee of 0.25% per annum on the aggregate principal amount of specified Local Loans; (iii) to the multi-currency lenders a letter of credit commission equal to the product of (a) the Applicable Margin for revolving credit loans that are Eurodollar Rate loans (adjusted for the term that the letter of credit is outstanding) and (b) the aggregate undrawn face amount of letters of credit; and (iv) to the issuing lender, a letter of credit fronting fee of 0.25% per annum of the aggregate undrawn face amount of letters of credit, which fee is a portion of the Applicable Margin.

Prior to the termination date of the Term Loan Facility, on October 15, January 15, April 15 and July 15 of each year (commencing October 15, 2006), RCPC shall repay $2.0 million in aggregate principal amount of the term loans outstanding under the Term Loan Facility on each respective date. In addition, the loans under the Term Loan Facility are required to be prepaid with: (i) the net proceeds in excess of $10.0 million each year (subject to limited carryover to subsequent years, which amount, as of July 28, 2006, is $25 million as a result of carryovers) received during such year from sales of Term Loan First Lien Collateral (as defined below) by RCPC or any of its subsidiary guarantors (and in excess of an additional $25.0 million in the aggregate during the term of the 2004 Credit Facilities with respect to certain specified dispositions), subject to certain limited exceptions, (ii) certain net proceeds from equity offerings by Revlon, Inc., RCPC's parent company, that are not used to redeem, repurchase or defease RCPC's 8 5/8% Senior Subordinated Notes or certain other indebtedness, (iii) the net proceeds from the issuance by RCPC or any of its subsidiaries of certain additional debt and (iv) 50% of RCPC's Excess Cash Flow.

The 2004 Credit Facilities are supported by, among other things, guarantees from Revlon, Inc. and, subject to certain limited exceptions, the domestic subsidiaries of RCPC. The obligations of RCPC under the 2004 Credit Facilities and the obligations under the guarantees are secured by, subject to certain limited exceptions, substantially all of the assets of RCPC and the subsidiary guarantors, including: (i) mortgages on owned real property, including RCPC's facilities in Oxford, North Carolina and Irvington, New Jersey; (ii) the capital stock of RCPC and the subsidiary guarantors and 66% of the capital stock of RCPC's and the subsidiary guarantors' first-tier foreign subsidiaries; (iii) intellectual property and other intangible property of RCPC and the subsidiary guarantors; and (iv) inventory, accounts receivable, equipment, investment property and deposit accounts of RCPC and the subsidiary guarantors. The liens on, among other things, inventory, accounts receivable, deposit accounts, investment property (other than the capital stock of RCPC and its subsidiaries), real property, equipment, fixtures and certain intangible property related thereto secure the Multi-Currency Facility on a first priority basis and the Term Loan Facility on a second priority basis, while the liens on the capital stock of RCPC and its subsidiaries and intellectual property and certain other intangible property (the "Term Loan First Lien Collateral") secure the Term Loan Facility on a first priority basis and the Multi-Currency Facility on a second priority basis, all as set forth in an Intercreditor and Collateral Agency Agreement by and among RCPC and the lenders, which also provides that the first priority liens referred to above may be shared from time to time, subject to certain limitations, with specified types of other obligations incurred or guaranteed by RCPC, such as foreign exchange and interest rate hedging obligations and foreign working capital lines, provided that to the extent such obligations and lines share in the collateral, the borrowing base is reduced by a reserve established from time to time by the bank agent in respect of such obligations and lines.

The Amended Credit Agreement contains various restrictive covenants prohibiting RCPC and its subsidiaries from: (i) incurring additional indebtedness or guarantees, with certain exceptions; (ii) making dividend and other payments or loans to Revlon, Inc. or other affiliates, with certain exceptions, including among others, (a) exceptions permitting RCPC to pay dividends or make other payments to Revlon, Inc. to finance the actual payment by Revlon, Inc. of expenses and obligations incurred by Revlon, Inc. to enable Revlon, Inc. to, among other things, pay expenses incidental to being a public holding company, including, among other things, professional fees such as legal and accounting fees, regulatory fees such as the SEC filing fees and other miscellaneous expenses related to being a public holding company, (b) subject to certain circumstances, to finance the purchase by Revlon, Inc. of its Class A Common Stock in connection with the delivery of such Class A Common Stock to grantees under the Amended and Restated Revlon, Inc. Stock Plan, and (c) subject to certain limitations, to pay dividends or make other payments to finance the purchase, redemption or other retirement for value by Revlon, Inc. of stock or other equity interests or equivalents in Revlon, Inc. held by any current or former director, employee or consultant in his or her capacity as such; (iii) creating liens or other encumbrances on RCPC's or its subsidiaries' assets or revenues, granting negative pledges or selling or transferring any of RCPC's or its subsidiaries' assets, all subject to certain limited exceptions; (iv) with certain exceptions, engaging in merger or acquisition transactions; (v) prepaying indebtedness and modifying the terms of certain indebtedness and specified material contractual obligations, subject to certain exceptions; (vi) making investments, subject to certain exceptions; and (vii) entering into transactions with affiliates of RCPC other than upon terms no less favorable to RCPC or its subsidiaries than it would obtain in an arms' length transaction. In addition to the foregoing, the Amended Credit Agreement contains financial covenants limiting the senior secured leverage ratio of RCPC (the ratio of RCPC's Senior Secured Debt to EBITDA, as each such term is defined in the Amended Credit Agreement) to 5.5 to 1 for the period of four consecutive fiscal quarters ending during the period from June 30, 2006 to June 30, 2007, stepping down to 5.0 to 1 for the period of four consecutive fiscal quarters ending during each subsequent fiscal quarter during the remaining term of the Amended Credit Agreement, and, under circumstances when the difference between (1) the borrowing base under the Multi-Currency Facility and (2) the amounts outstanding under the Multi-Currency Facility is less than $30.0 million for a period of 30 consecutive days or more, requiring RCPC to maintain a consolidated fixed charge coverage ratio (the ratio of EBITDA minus Capital Expenditures to Cash Interest Expense for such period, as each such term is defined in the Amended Credit Agreement) of 1.00 to 1.00.

The events of default under the Amended Credit Agreement include customary events of default for such types of agreements, including: (i) nonpayment of any principal, interest or other fees when due, subject in the case of interest and fees to a grace period; (ii) non-compliance with the covenants in the Amended Credit Agreement or the ancillary security documents, subject in certain instances to grace periods; (iii) the institution of any bankruptcy, insolvency or similar proceedings by or against RCPC, any of RCPC's subsidiaries or Revlon, Inc., subject in certain instances to grace periods; (iv) default by Revlon, Inc., or any of its subsidiaries (a) in the payment of certain indebtedness when due (whether at maturity or by acceleration) in excess of $5.0 million in aggregate principal amount or (b) in the observance or performance of any other agreement or condition relating to such debt, provided that the amount of debt involved is in excess of $5.0 million in aggregate principal amount, or the occurrence of any other event, the effect of which default or other event is to cause or permit the holders of such debt to cause the acceleration of payment of such debt; (v) the failure by RCPC, certain of RCPC's subsidiaries or Revlon, Inc., to pay certain material judgments; (vi) a change of control such that (a) Revlon, Inc. shall cease to be the beneficial and record owner of 100% of RCPC's capital stock, (b) Ronald O. Perelman (or his estate, heirs, executors, administrator or other personal representative) and his or their controlled affiliates shall cease to "control" RCPC, and any other person or group or persons owns more than 25% of the total voting power of Revlon, Inc., (c) any person or group of persons other than Ronald O. Perelman (or his estate, heirs, executors, administrator or other personal representative) and his or their controlled affiliates shall "control" RCPC or (d) the current directors serving on RCPC's Board of Directors (or other directors nominated by at least 66 2/3% of such continuing directors) shall cease to be a majority of the directors;
(vii) the failure by Revlon, Inc. to contribute to RCPC all of the net proceeds it receives from any other sale of its equity securities or RCPC's capital stock, subject to certain limited exceptions; (viii) the failure of any of RCPC's, its subsidiaries' or Revlon, Inc.'s representations or warranties in any of the documents entered into in connection with the Amended Credit Agreement to be correct, true and not misleading in all material respects when made or confirmed; (ix) the conduct by Revlon, Inc., of any meaningful business activities other than those that are customary for a publicly traded holding company which is not itself an operating company, including the ownership of meaningful assets (other than RCPC's capital stock) or the incurrence of debt, in each case subject to limited exceptions; (x) MacAndrews & Forbes' failure to fund any binding commitment under the 2004 Consolidated MacAndrews & Forbes Line of Credit; and (xi) the failure of certain of RCPC's affiliates which hold RCPC's or its subsidiaries' indebtedness to be party to a valid and enforceable agreement prohibiting such affiliate from demanding or retaining payments in respect of such indebtedness.


Item 8.01.  Other Events.

On July 28, 2006, Revlon, Inc., RCPC's parent company, issued a press release (the "Press Release") announcing the consummation of the Credit Agreement Amendment.

A copy of the Press Release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.


Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

         Exhibit No.    Description
         -----------    -----------

         4.1            Amendment to Credit Agreement, dated July 28, 2006.

         99.1 Press Release, dated July 28, 2006 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Revlon, Inc. filed with the Securities and Exchange Commission on July 28, 2006).

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             REVLON CONSUMER
                                             PRODUCTS CORPORATION

                                             By:  /s/ Robert K. Kretzman
                                                 -------------------------------
                                             Name:    Robert K. Kretzman
                                             Title:   Executive Vice President
                                                      and General Counsel


Date: July 28, 2006

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

4.1             Amendment to Credit Agreement, dated July 28, 2006.

99.1            Press Release, dated July 28, 2006 (incorporated by reference to
                Exhibit 99.1 to the Current Report on Form 8-K of Revlon, Inc. filed with the Securities and Exchange Commission on July 28,
                2006).